Exhibit 23.3

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

August 10, 2015

The Boards of Directors

Cincinnati Bancorp

Cincinnati Federal Savings and Loan Association

6581 Harrison Avenue

Cincinnati, Ohio 45247

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Cincinnati Bancorp with the Securities and Exchange Commission, and (ii) the Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company on combined Form MHC-1/MHC-2 to be filed by Cincinnati Federal Savings and Loan Association with the Office of the Comptroller of the Currency and the Federal Reserve Board, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Cincinnati Bancorp.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
Michael R. Keller
President

MRK:jmm